SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U and 74V.

FOR PERIOD ENDING 06/30/2005
FILE NUMBER 811-2699
SERIES NO.: 1


74U.     1.   Number of shares outstanding (000's omitted)
              Class A                92,222
         2.   Number of shares outstanding of a second class of open-end company shares (000's omitted)
              Class B                24,599
              Class C                11,586
              Class R                 2,612
              Institutional Class     1,919

74V.     1.   Net asset value per share (to nearest cent)
              Class A               $ 29.12
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B               $ 26.06
              Class C               $ 26.03
              Class R               $ 28.97
              Institutional Class   $ 29.71